Exhibit 99.1

Courier Reports Second-Quarter Results

Quarter Reflects Seasonal Pattern; Net Income Up 46% Year-to-Date

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--May 1, 2013--Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing, publishing and content management, today announced results for the quarter ended March 30, 2013, the second quarter of its 2013 fiscal year. Revenues were $61.8 million, slightly below last year’s second-quarter revenues of $62.4 million. Net income for the quarter was $336,000 or $.03 per diluted share, versus $440,000 or $.04 per diluted share in last year’s second quarter.

For the first six months of fiscal 2013, Courier revenues were $126.5 million, up from $125.3 million in fiscal 2012. Net income for the year to date was $2.8 million or $.24 per diluted share, versus $1.9 million or $.16 per diluted share for the first half of last year, which included first-quarter charges related to severance and post-retirement benefits and a gain from asset sales; excluding those items, net income for the first half of fiscal 2012 was $2.5 million or $.21 per diluted share. Details can be found in the tables at the end of this release.

The second quarter of Courier’s fiscal year is usually its slowest, coming in between the traditional busy seasons in the education market. In the company’s book manufacturing segment, second-quarter sales were up from a year ago overall, led by increased sales in the specialty trade market. Sales were flat in the religious market and down in the education market, where the number of textbook orders was up, but print quantities were lower. For the year to date, education and religious sales were up, but trade sales marginally lower. In Courier’s publishing segment, sales were down slightly for both the quarter and the year to date.

“In many respects it was a typical second quarter for us,” said Courier Chairman and Chief Executive Officer James F. Conway III. “We had good results with key customers, but revenues hovered at essentially the same level as a year ago. We maintained our pattern of steady growth with our largest religious customer, and we completed the buildout of our new digital printing facility in Kendallville, Indiana. On the publishing side, we were able to reduce losses substantially, and Creative Homeowner actually turned a small profit.

“As we head into the busier part of our fiscal year, we are ready for the increased demand we foresee. With our second four-color digital facility up and running alongside our Kendallville offset plant, we can be more responsive to our customers in the education and trade markets, with state-of-the-art technology to handle virtually any combination of run lengths. Meanwhile, consumers’ positive response to our initial e-book offerings is helping to improve our publishing segment’s performance.

“Last fall, our Board of Directors authorized the repurchase of an additional $10 million worth of Courier stock. Of that $10-million authorization, we still have approximately $8 million available.

“Once again I am pleased to announce that our Board has approved our regular quarterly dividend of $.21 per share.

“Finally, yesterday we announced the acquisition of FastPencil, Inc., a California-based developer of end-to-end, cloud-based content management technology. FastPencil’s products serve both traditional publishers and the rapidly expanding universe of self-publishers. We are excited by the synergy between FastPencil’s technology and our other content management offerings, and expect our customers will be as well.”

Book manufacturing: second four-color digital inkjet plant opens

Courier’s book manufacturing segment had second-quarter sales of $55.9 million, up slightly from $55.5 million in the same period last year. For fiscal 2013 to date, book manufacturing sales were $113.4 million, up from $111.5 million in the first half of fiscal 2012. The segment’s second-quarter operating income was $1.4 million, versus $2.3 million a year ago. On a year-to-date basis, operating income was $6.9 million, up 5% from $6.6 million for the same period last year, which included the first-quarter items mentioned above. Gross profit for the second quarter was $8.4 million or 15.0% of sales, versus $9.1 million or 16.5% of sales last year. Gross profit for the first half of fiscal 2013 was $21.4 million or 18.9% of sales, compared to $21.6 million or 19.4% of sales in fiscal 2012. The decline in gross profit reflected a competitive pricing environment, reduced recycling income and startup costs related to the new digital production facility in Kendallville, Indiana.

The book manufacturing segment focuses on three markets: education, religious, and specialty trade. Sales to the education market were down 8% in the quarter, but up 4% for the year to date, with the largest proportion of sales at the college and university levels. Sales to the religious market were flat in the second quarter, but up 3% for the first six months of the year, driven by growth in sales to our largest religious customer. Sales to the specialty trade market were up 11% in the second quarter, but down 2% for the first half of the fiscal year. Sales at Courier Digital Solutions continued to account for a growing percentage of total book manufacturing sales in both education and specialty trade.

“While working through what is traditionally the slowest quarter of our fiscal year, we continued to push forward with capacity and technology to help our customers succeed in today’s dynamic competitive environment,” said Mr. Conway. “Today many publishers are moving to multi-print strategies to maximize the lifespan of every title, capture short-term opportunities and reduce inventory costs. With the April completion of our second Courier Digital Solutions facility, fully integrated with our other operations in Massachusetts and Indiana, we can make that process a lot easier.”

Publishing: e-books contribute to improved performance

Courier’s publishing segment includes three businesses: Dover Publications, a publisher of thousands of titles in dozens of specialty trade markets; Creative Homeowner, a publisher of books on home design, decorating, landscaping and gardening; and Research & Education Association (REA), a publisher of test preparation books and study guides.

Second-quarter revenues for the segment were $9.4 million, down 3% from $9.6 million in last year’s second quarter. The segment’s operating loss for the quarter was $368,000, compared to a loss of $1.1 million last year. For fiscal 2013 to date, segment sales were $18.5 million, versus $19.1 million for the first half of last year. The segment’s operating loss through six months was $1.5 million, versus $3.0 million for the corresponding period last year.

Of the three Courier publishing businesses, Creative Homeowner was profitable during the quarter, though sales remained down from the prior year. Dover, with flat sales overall but a growing contribution from e-books, cut its loss by 50% from last year’s second quarter. REA ran close to breakeven but on smaller sales, though its AP test prep line continued to perform well.

“Our publishing segment continues to reduce costs and sharpen its focus,” said Mr. Conway. “Dover’s new Creative Haven series has been well received, and the past year’s e-book conversions are proving their value as we bring a vast array of content to new audiences at minimal production cost through an expanded array of sales channels including Amazon, Apple, Barnes & Noble and Google.”

Outlook

“As we enter the busiest part of our fiscal year, we are well positioned to serve our customers more effectively than ever,” said Mr. Conway. “Educational and trade publishers increasingly appreciate our distinctive combination of digital and offset capacity and end-to-end content management expertise. With our April acquisition of FastPencil, our content management capabilities now reach out to even broader constituencies among traditional publishers as well as self-publishers.

“We expect capital expenditures, which were $10 million in fiscal 2012, to total between $17 million and $19 million in fiscal 2013, with approximately $13 million dedicated to expanding our digital capabilities.

“As in the past, we expect our performance in fiscal 2013 to follow a seasonal pattern, with the larger portion of our earnings coming in the second half. And we now have the additional digital capacity in Kendallville to meet the demand we expect.

“In line with our past practice, today’s guidance, including comparisons to prior performance, excludes impairment and restructuring charges. Overall, we expect fiscal 2013 sales of between $266 million and $281 million, an increase of between 2% and 8% over the 53-week period of fiscal 2012. We also expect earnings per diluted share of between $.75 and $1.05, which compares with our fiscal 2012 earnings of $.91 per diluted share.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2013, we expect EBITDA to be between $39 million and $45 million, compared to $42 million in fiscal 2012, excluding restructuring charges.

Factors not incorporated into this guidance include the possibility of future impairment or restructuring charges.

About Courier Corporation

Courier Corporation is America’s third largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the continuation of the Company’s dividend for fiscal year 2013, expansion into e-books and digital content offerings, and the Company’s financial expectations for fiscal year 2013, including sales, EBITDA, earnings per share and capital expenditures. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, insolvency of key customers or vendors, changes in the Company’s labor relations, changes in obligations of multiemployer pension plans, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	QUARTER ENDED		SIX MONTHS ENDED
	March 30,	March 24,	March 30,	March 24,
	2013	2012	2013	2012

Net sales	$61,778	$62,388	$126,534	$125,324
Cost of sales	49,774	50,190	98,530	97,528

Gross profit	12,004	12,198	28,004	27,796

Selling and administrative expenses	11,281	11,317	23,249	24,942

Operating income	723	881	4,755	2,854

Interest expense, net	191	193	381	453
Other income	-	-	-	(587)

Income before taxes	532	688	4,374	2,988

Income tax provision	196	248	1,618	1,094

Net income	$336	$440	$2,756	$1,894

Net income per diluted share	$0.03	$0.04	$0.24	$0.16

Cash dividends declared per share	$0.21	$0.21	$0.42	$0.42

Wtd. average diluted shares outstanding	11,405	12,160	11,430	12,131

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$55,919	$55,454	$113,400	$111,450
Publishing	9,353	9,635	18,487	19,087
Elimination of intersegment sales	(3,494)	(2,701)	(5,353)	(5,213)
Total	$61,778	$62,388	$126,534	$125,324

Operating income (loss):
Book Manufacturing	$1,395	$2,349	$6,894	$6,555
Publishing	(368)	(1,136)	(1,504)	(2,963)
Stock based compensation	(331)	(345)	(672)	(767)
Intersegment profit	27	13	37	29
Total	$723	$881	$4,755	$2,854

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	QUARTER ENDED		SIX MONTHS ENDED
	March 30,	March 24,	March 30,	March 24,
	2013	2012	2013	2012

Net sales	$55,919	$55,454	$113,400	$111,450
Cost of sales	47,526	46,306	91,956	89,815

Gross profit	8,393	9,148	21,444	21,635

Selling and administrative expenses	6,998	6,799	14,550	15,080

Operating income	$1,395	$2,349	$6,894	$6,555

PUBLISHING SEGMENT	QUARTER ENDED		SIX MONTHS ENDED
	March 30,	March 24,	March 30,	March 24,
	2013	2012	2013	2012

Net sales	$9,353	$9,635	$18,487	$19,087
Cost of sales	5,769	6,596	11,964	12,953

Gross profit	3,584	3,039	6,523	6,134

Selling and administrative expenses	3,952	4,175	8,027	9,097

Operating loss	($368)	($1,136)	($1,504)	($2,963)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	March 30,	September 29,
ASSETS	2013	2012

Current assets:
Cash and cash equivalents	$90	$64
Investments	824	765
Accounts receivable	31,572	35,152
Inventories	33,653	36,364
Deferred income taxes	4,209	4,273
Other current assets	2,387	950
Total current assets	72,735	77,568

Property, plant and equipment, net	89,333	89,952
Goodwill and other intangibles	17,653	17,880
Prepublication costs	6,761	7,135
Deferred income taxes	3,245	3,451
Other assets	1,381	1,374

Total assets	$191,108	$197,360

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$1,907	$1,872
Accounts payable	9,904	11,364
Accrued taxes	925	3,857
Other current liabilities	15,826	15,777
Total current liabilities	28,562	32,870

Long-term debt	15,302	13,696
Other liabilities	5,567	6,283

Total liabilities	49,431	52,849

Total stockholders' equity	141,677	144,511

Total liabilities and stockholders' equity	$191,108	$197,360

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the Six Months Ended
	March 30,	March 24,
	2013	2012
Operating Activities:
Net income	$2,756	$1,894
Adjustments to reconcile net income to
cash provided from operating activities:
Depreciation and amortization	11,638	11,944
Stock-based compensation	672	767
Deferred income taxes	270	610
Gain on disposition of assets	-	(587)
Changes in other working capital	746	1,119
Other long-term, net	(726)	(1,304)

Cash provided from operating activities	15,356	14,443

Investment Activities:
Capital expenditures	(8,793)	(2,353)
Prepublication costs	(1,643)	(2,301)
Proceeds on disposition of assets	-	587
Short-term investments	(59)	(225)

Cash used for investment activities	(10,495)	(4,292)

Financing Activities:
Long-term debt borrowings (repayments), net	1,641	(4,924)
Cash dividends	(4,839)	(5,139)
Proceeds from stock plans	166	167
Stock repurchases	(1,568)	-
Other	(235)	(275)

Cash used for financing activities	(4,835)	(10,171)

Increase (decrease) in cash and cash equivalents	$26	($20)

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP reconciliation - EBITDA:
Net income	$2,756	$1,894
Income tax provision	1,618	1,094
Interest expense, net	381	453
Depreciation and amortization	11,638	11,944
Severance-related expense/restructuring	-	1,579
Other income	-	(587)
EBITDA	$16,393	$16,377

COURIER CORPORATION
OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In thousands, except per share amounts)

		Quarter Ended March 24, 2012				Six Months Ended March 24, 2012
		Income Before Taxes	Income Tax Provision	Net Income	Net Income per Diluted Share	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Diluted Share

GAAP basis measures		$688	$248	$440	$0.04	$2,988	$1,094	$1,894	$0.16

Severance and post-retirement benefits	(1)	87	30	57	0.00	1,579	578	1,001	0.08
Other income	(2)	-	-	-	-	(587)	(215)	(372)	(0.03)

Non-GAAP measures		$775	$278	$497	$0.04	$3,980	$1,457	$2,523	$0.21

BOOK MANUFACTURING SEGMENT			Quarter Ended March 24, 2012				Six Months Ended March 24, 2012
			GAAP Basis Measures	Non-Recurring Items (1)	Non-GAAP Measures		GAAP Basis Measures	Non-Recurring Items (1)	Non-GAAP Measures

Net sales			$55,454		$55,454		$111,450		$111,450
Cost of sales			46,306	0	46,306		89,815	0	89,815

Gross profit			9,148	-	9,148		21,635	-	21,635

Selling and administrative expenses			6,799	-	6,799		15,080	(938)	14,142

Operating income			$2,349	$0	$2,349		$6,555	$938	$7,493

PUBLISHING SEGMENT			Quarter Ended March 24, 2012				Six Months Ended March 24, 2012
			GAAP Basis Measures	Non-Recurring Items (1)	Non-GAAP Measures		GAAP Basis Measures	Non-Recurring Items (1)	Non-GAAP Measures

Net sales			$9,635		$9,635		$19,087		$19,087
Cost of sales			6,596		6,596		12,953		12,953

Gross profit			3,039	-	3,039		6,134	-	6,134

Selling and administrative expenses			4,175	(87)	4,088		9,097	(641)	8,456

Operating loss			($1,136)	$87	($1,049)		($2,963)	$641	($2,322)

(1) During the first six months of the prior year, cost reduction measures were taken in both of the Company's operating segments. Related severance and post-retirement benefit expenses were $87,000 in the second quarter and $1.6 million in the first six months.

(2) During the first quarter of last year, the Company recorded a $0.6 million gain associated with the sale of its interests in non-operating real property relating to cell towers.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com